UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2024

ATHENA GOLD CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51808	90-0158978
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification number)

2010 A Harbison Drive # 312, Vacaville, CA 95687

(Address of principal executive offices) (Zip Code)

(Registrant's telephone number, including area code) (707)  291-6198

______________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

ITEM 3.02	UNREGISTERED SALE OF EQUITY SECURITIES

The following sets forth the information required by Item 701 of Regulation S-K with respect to the unregistered sales of equity securities by Athena Gold Corporation (the “Company” or “Athena”):

1a. On December 4, 2024 the Board of Directors of Athena approved the increase in the amount of a private placement offering of the Company’s Units (the “Offering”) first reported on the Company’s Form 8-K dated October 29, 2024 and filed with the Securities and Exchange Commission (“SEC”) on October 31, 2024. The Offering amount has increased from CAD $1,000,000 to CAD$1,250,000. Effective December 4, 2024, the Company closed the second tranche of the Offering. In connection with the closing of the second tranche, the Company has issued 2,200,000 Units for gross proceeds of CAD $110,000. The price of each unit is CAD$0.05 per unit. Each Unit consists of one common share in the capital stock of the Company and one half common share purchase warrant, with each whole warrant entitling the holder thereof to purchase one common share in the capital stock of the Company at a price of CAD $0.12 at any time on or before the first business day that is 36 months after the closing of the Offering.

b.(i) The Units sold under 1(a) above were issued in an offering under Regulations S and D of the Securities Act of 1933, as amended. The Units sold in the Regulation D offering, were issued to two (2) US Persons, each of whom qualifies as an "accredited investor" within the meaning of Rule 501(a) of Regulation D under the Securities Act of 1933. The Units, including the shares of Common Stock and Warrants issued are “restricted securities” under the Securities Act of 1933, as amended and the certificates evidencing same bear the Company’s customary restrictive legend along with a restrictive legend specific to the Provinces of Canada in which the Units were sold

c. Not applicable.

d. The securities issued under 1(a) above were issued without registration under the Securities Act in reliance upon an exemption from the registration requirements of the Securities Act set forth in Regulation S.

e. Each Warrant sold as part of the Units is exercisable for three (3) years to purchase one additional half share of Common Stock at an exercise price of CDN $0.12 per share.

f. Proceeds of the Offering will be used for working capital and other general corporate purposes.

ITEM 7.01	REGULATION FD DISCLOSURE

On December 4, 2024, the Company issued a press release announcing (i) the increase in its private placement offering (the “Offering”) of units of the Company (each, a “Unit”) to up to 25,000,000 Units at a price of CAD $0.05 per Unit for aggregate gross proceeds of up to CAD $1,250,000 and (ii) it has closed the second tranche of the Offering through the issuance of 2,200,00 Units for gross proceeds of CAD $110,000 as is detailed above in Item 3.02. A copy of the press release is filed herewith as Exhibit 99.1.

Also on December 4, 2024, the Company issued a press release reporting additional high-grade gold samples from its reconnaissance prospecting program at its newly acquired Laird Lake project, located in Ontario’s prolific Red Lake Gold District. The Laird Lake project, spanning 4,158 hectares and covering >10 km of Balmer-Confederation Assemblage contact, represents an underexplored portion of the Red Lake Gold District. The road-accessible project lies approximately 10 km west of West Red Lake Gold Mines’ flagship Madsen mine and 34 km northwest of Kinross Gold’s Great Bear project. A copy of the press release is filed herewith as Exhibit 99.2.

The information in this Current Report on Form 8-K furnished pursuant to Item 7.01, including Exhibits 99.1 and 99.2, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under that section, and they shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. By filing this Current Report on Form 8-K and furnishing this information pursuant to Item 7.01, the Company makes no admission as to the materiality of any information in this Current Report on Form 8-K, including Exhibits 99.1 and 99.2, that is required to be disclosed solely by Regulation FD.

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ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

Item	Title
99.1	Press Release
99.2	Press Release
104	Cover Page Interactive Data File (formatted in iXBRL, and included in exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Athena Gold Corporation

Date: December 9, 2024	By:	/s/ John C. Power
John C. Power, President

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